77C Matters submitted to a vote of security holders

Nations Funds Trust

On March 17, 2004, a Special Meeting of Shareholders of the Nations Funds Trust was held to approve the following items:

 Election of Trustees:               For                    Withheld
        Edward J. Boudreau Jr.    60,106,221,349.959     182,307,606.293
        William P. Carmichael     60,097,356,926.044     191,172,030.208
        William A. Hawkins        60,107,769,386.409     180,759,569.843
        R. Glenn Hilliard         60,106,552,354.994     181,976,601.258
        Minor M. Shaw             60,099,464,530.427     189,064,425.825

Nations Master Investment Trust

On March 17, 2004, a Special Meeting of Shareholders of the Nations Master Investment Trust was held to approve the following items:

 Election of Trustees:               For                    Withheld
        Edward J. Boudreau Jr.    911,066,248.176       4,746,034.691
        William P. Carmichael     911,023,808.609       4,788,474.258
        William A. Hawkins        911,084,335.387       4,727,947.480
        R. Glenn Hilliard         911,060,387.719       4,751,895.148
        Minor M. Shaw             911,038,473.677       4,773,809.190

(proxy statement incorporated herein by reference to Accession number 0000950144-05-001408)